EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the inclusion in this Annual Report on Form 11-K of our report dated June 24, 2005 on our audit of the financial statements and financial statement schedule of the Oppenheimer & Co. Inc. 401(k) Plan for the Plan year ended December 31, 2004.

PricewaterhouseCoopers LLP
New York, New York
June 24, 2005

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